Exhibit 10.1

June 28, 2006

Jeffrey Jones

President and Chief Executive Officer

Biolase Technology, Inc.

4 Cromwell

Irvine, CA 92618-1816

Dear Jeff:

This binding letter agreement (the “Letter”) sets forth: i) the agreed-upon terms and conditions (Sections 1 to 15 below) under which Biolase Technology, Inc. (“Biolase”) and The Procter & Gamble Company (“P&G”) will negotiate a long term definitive agreement(s) (the “Definitive Agreement(s)”) memorializing the acquisition of certain exclusive rights from Biolase in exchange for certain cash payments by P&G to Biolase under this Letter, and ii) the agreed-upon key terms and conditions, set forth in Exhibit A and Appendices A and B attached hereto, that shall be incorporated in the Definitive Agreement(s). It is understood that the Definitive Agreement(s) may also incorporate additional terms and conditions as is customary in such agreements and that the terms and conditions set forth in Exhibit A may be clarified in the Definitive Agreement(s) in order to effectuate the intent of the Parties. P&G and Biolase may each be referred to hereafter as a “Party” and collectively as the “Parties”.

Based on this background and the mutual interests of the Parties, the Parties hereby express their agreed upon intent to negotiate towards the Definitive Agreement(s) pursuant to the following terms and conditions:

1.	Terms and Conditions. The key terms and conditions for the proposed Transaction (including its proposed activities) are set forth in the key terms sheets attached hereto as Exhibit A (the “Terms Sheet”), which is incorporated herein and made a part of this Letter.

2.	Definitive Agreements. Upon the acceptance of this Letter by Biolase, P&G and Biolase will promptly negotiate, in good faith, the terms of the Definitive Agreement(s) and related documentation which incorporates the terms herein and incorporates such other terms and conditions as P&G and Biolase may deem reasonable or necessary to accomplish the agreement set forth herein, provided, however, that the financial and other terms and conditions of the Definitive Agreement(s) shall in no way be less favorable to either Party than those contained in the attached Terms Sheet. The Definitive Agreement(s) will be in a form customary for transactions of this type and will include, in addition to those matters specifically set forth in this Letter, customary representations, warranties, indemnities, covenants and agreements of P&G and Biolase.

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3.	Public Announcements. Any public announcement relating to this Letter, the Definitive Agreement(s), or the proposed Transaction shall be mutually and reasonably agreed upon, including content and timing, and jointly made by the Parties, and as reasonably required by law. The decision as to what is reasonably required by law shall also be jointly made by the parties. An example of an acceptable form of public announcement is attached hereto as Exhibit B.

4.	Confidentiality. The existence of this Letter, the existence of any negotiations between Biolase and P&G, any of the terms of the proposed transactions, or any information received from the other Party in connection with the proposed transaction, shall be considered Information under the Confidentiality Agreement (except to the extent an exception set forth therein or herein applies) entered into by and between P&G and Biolase as of May 5, 2005 and subsequently amended on June 5, 2006 (the “2005 Confidential Disclosure Agreement”) and as of June 22, 2006 (the “2006 Confidential Disclosure Agreement”), respectively, and shall be treated accordingly. Both the 2005 Confidential Disclosure Agreement and 2006 Confidential Disclosure Agreement shall remain in full force and effect during the term of this Letter and nothing in this Letter shall be construed as altering the confidentiality obligations contained therein.

5.	Business Relationship. P&G envisions a long term strategic relationship with Biolase. As part of that relationship, P&G may desire to, but is not obligated to, enter into discussions with Biolase regarding P&G acquiring an equity stake as part of the relationship.

6.	Biolase Standstill Agreement. Biolase will not, nor will it permit any of its officers, directors, employees, financial advisers, brokers, stockholders or any person acting on Biolase’s behalf, to, directly or indirectly, consider, solicit, encourage, engage in, continue or initiate discussions or negotiations with, provide any information or other assistance to, or enter into any agreement with, any corporation, partnership, person or other entity or group concerning, or negotiate, or cause to be considered, solicited or negotiated on behalf of Biolase or its shareholders, or provide or cause to be provided information to any third party in connection with, any proposal or offer from a third party with respect to the sale, transfer, licensing, development or other transaction involving the Biolase Technology or Biolase IP (including the **** Field), except that this paragraph shall not apply to any of the foregoing activities with respect to any action connected or related to the Biolase Retained Field, or outside the P&G Fields of Use. Furthermore, Biolase’s obligations under this paragraph shall not apply to any business category in which rights have reverted to Biolase under any of the provisions set forth in this Letter and Terms Sheet.

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8.	Expenses. The Parties shall each bear their own costs and expenses incurred in connection with this proposed transaction, including, without limitation, fees and expenses of legal counsel, accountants and other consultants and representatives incurred in connection with this letter and the discussions leading hereto, as well as in connection with the activities and transactions contemplated hereby, whether or not such transactions are consummated.

9.	Effect of Letter. Except as set forth in Section 4, this Letter supersedes and replaces any prior written or verbal agreements relating on this subject matter between the Parties.

10.	Governing Law. The binding agreements contained in this Letter shall be governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

11.	Payment. Upon execution of this Letter by the Parties and by the close of business on June 30, 2006, P&G shall pay Biolase the one time sum (the “Payment”) of three million dollars ($3,000,000 USD) for the right and license set forth in Section 14 of this Letter and which shall be memorialized in the Definitive Agreement(s). The Payment shall be non-refundable except as set forth in Section 15.

12.	Representations and Warranties. Biolase hereby represents and warrants that: i) it owns all right, title, and interest in the Biolase IP, ii) there are no claims, liens, mortgages, licenses, commitments, obligations, or encumbrances of any kind concerning the Biolase IP that would affect the ability of Biolase to grant the rights and perform the obligations contemplated by this Letter and Definitive Agreement(s), and iii) to the best of Biolase’s knowledge, any granted, or allowed claims, of the Biolase Patents are valid and enforceable and there are no actions or prior act that would affect the validity or enforceability of any granted, or allowed claims, of the Biolase Patents, including, but not limited to, any reexamination requests, opposition proceedings, certificates of correction, or reissuance requests. Biolase’s knowledge applies to all agents and employees of Biolase, as well as, agents and attorneys preparing and prosecuting Biolase Patents (not including P&G agents and attorneys).

13.

Dispute Resolution. In negotiating the Definitive Agreement(s), P&G and Biolase will attempt to settle any claim, controversy or deadlock through consultation and negotiation in good faith and a spirit of mutual cooperation. If such attempt fails, the Parties agree to submit to binding arbitration that will be governed by the rules and procedures of the American Arbitration Association, with the requirement that the decision being issued by a written decision and opinion signed by an independent three-person panel; provided, however, that any claim, controversy or deadlock arising out of a breach of the 2005 Confidential Disclosure Agreement, the 2006 Confidential Disclosure Agreement, or any other confidential disclosure agreement entered into by the parties that is intended to cover the disclosure of confidential information in connection with this Letter or the preparation

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of the Definitive Agreements, shall be governed by the terms and conditions contained in such agreement rather than by the terms of this Section 13.

14.	Provisional License Grant. Biolase hereby grants to P&G a provisional exclusive, irrevocable (except as set forth in Section 15 of this Letter), worldwide, transferable, perpetual, right and license under all Biolase IP and Biolase Technology within the P&G Fields of Use and such license will grant P&G the right to make and have made, use, import, export, sell, have sold, and offer for sale Products anywhere in the world (the “Provisional Grant”). The terms of the Provisional Grant are provided in the attached Terms Sheet (see Exhibit A). The intent of the Parties is that the Definitive Agreement(s) will be executed within 90 days of the signing of this Letter. The Provisional Grant will terminate upon execution of the Definitive Agreement(s) and will be superseded by the license grant and terms of the Definitive Agreement(s).

15.	Termination. If either Party breaches a term or condition of this Letter, including any representation and warranty of Section 12, then this Letter may be terminated by written notice, subject to the last sentence of this Termination Section 15, by the non-breaching Party to the other Party, in which event: i) the Payment made by P&G to Biolase under Section 11 of this Letter shall be fully and promptly refunded to P&G, ii) the license granted to P&G by Biolase under Section 14 of this Letter, together with any sub-licenses, shall terminate, and iii) all other rights and obligations, excluding those of Section 4, of the Parties under this Letter shall terminate and neither Party shall have any obligation to negotiate or enter into the Definitive Agreement(s). All representations, warranties, provisions and obligations provided in this Letter will terminate upon execution of the Definitive Agreement(s). In the event of an alleged breach by either Party, the allegedly breaching Party will be given 30 days to attempt to cure said alleged breach.

If the terms of this proposal are acceptable to Biolase, please sign and return one copy of this Letter to the undersigned before noon Eastern Standard Time on June 28, 2006. The second copy is for your records. Should you have any questions regarding this proposal, please contact Mark Peterson at 513-983-5279.

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We at P&G are interested and excited about the potential for the Transaction with Biolase and look forward to doing business with Biolase.

Very truly yours,

THE PROCTER & GAMBLE COMPANY

/s/ Jeffrey D. Weedman
Jeffrey D. Weedman
Vice President, External Business Development

ACCEPTED AND AGREED TO THIS 28 DAY OF June, 2006

BIOLASE TECHNOLOGY, INC.

/s/ Jeffrey W. Jones
Jeffrey W. Jones
President and Chief Executive Officer

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EXHIBIT A:

KEY TERMS SHEET (the “Terms Sheet”)

PART I

LICENSE AND TRANSFER OF BIOLASE TECHNOLOGY TO P&G

Biolase License Grants	Biolase shall grant to P&G an exclusive, worldwide, transferable, perpetual, right and license under all Biolase IP and Biolase Technology within the P&G Fields of Use with Rights to Sub-license, and such license will grant P&G the right to make and have made, use, import, export, sell, have sold, and offer for sale Products anywhere in the world.

Biolase Technology	Biolase Technology shall refer to any present or future information or materials, whether confidential or not, in the possession of Biolase, including know-how, developments, concepts, technical knowledge, expertise, skill, practice, analytical methodology, clinical data, manufacturing knowledge, drawings, specifications, processes, techniques, samples, specimens, prototypes, designs, research and development results, safety and efficacy data, and other technical and scientific information reasonably useful or helpful to P&G for the development and marketing of product(s) within the P&G Fields of Use.

Biolase Intellectual Property	Biolase Intellectual Property (Biolase IP) includes all present and future: inventions, whether or not patentable; Biolase Patents; copyrights; trade secrets; and any other rights or information or materials, whether confidential or not, owned by Biolase or in which Biolase has a transferable or licensable interest, within the P&G Fields of Use or within the Biolase Technology.

Biolase Patents	Biolase Patents shall refer to those present and future patents and patent applications within the P&G Fields Of Use or within the Biolase Technology, including but not limited to: i) the patents listed in Appendix A and any parent applications, continuations, continuations-in-part, divisionals, re-exams, reissues thereof, ii) any subsequent patents or patent applications having applicability in the P&G Fields of Use in which Biolase has ownership or has a transferable or licensable interest, and iii) any foreign equivalents of the foregoing.

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Representations and Warranties	Biolase shall represent and warrant that to Biolase’s knowledge: i) it owns all right, title, and interest in the Biolase IP, ii) there are no claims, liens, mortgages, licenses, commitments, obligations, or encumbrances of any kind concerning the Biolase IP that would affect the ability of Biolase to grant the rights and perform the obligations contemplated by this Letter and Definitive Agreement(s), and iii) any granted, or allowed claims, of the Biolase Patents are valid and enforceable and there are no actions or prior act that would affect the validity or enforceability of any granted, or allowed claims, of the Biolase Patents, including, but not limited to, any reexamination requests, opposition proceedings, certificates of correction, or reissuance requests. Biolase’s knowledge applies to all agents and employees of Biolase, as well as, agents and attorneys preparing and prosecuting Biolase Patents (not including P&G agents and attorneys).

P&G Fields of Use	The P&G Fields of Use will be any and all fields of use, including the Primary P&G Field of Use, and applications relating to or associated with the following areas and lines of business in which P&G or its Affiliates now does business, including, but not limited to, the following areas: ****, such categories to be more completely defined in Definitive Agreement(s). The P&G Fields of Use being applicable to ****. The P&G Fields of Use excludes the Biolase Retained Field. The P&G Fields of Use also excludes the **** Field of Use, unless P&G exercises its option to add the **** Field of Use to the Primary P&G Field of Use.

Primary P&G Field of Use	The Primary P&G Field of Use shall be limited to **** products ****. Such **** products include, but are not limited to, any and all products that may provide one or more of the following benefits, either on a stand-alone basis or as a combination: ****, the whole Primary P&G Field of Use being applicable to ****. The Primary P&G Field of Use specifically excludes the Biolase Retained Field. The Primary P&G Field of Use also excludes the **** Field of Use, unless P&G exercises its option to add the **** Field of Use to the Primary P&G Field of Use.

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**** Field of Use	The **** Field of Use shall mean only those **** products that are in the form of a **** and which, but for a license from Biolase, would infringe a valid and enforceable claim of the Biolase **** Patents attached hereto as Appendix B (such products hereinafter “**** Products”). For the avoidance of doubt, **** Products shall not include any **** devices or products that are not in the form of a ****, and specifically shall not include **** therefore, and **** used therewith.

P&G’s Option To Add The **** Field of Use To The Primary P&G Field of Use	P&G shall have the option to add the **** Field of Use to the Primary P&G Field of Use within **** of the effective date of the Definitive Agreement(s) or within **** from the effective date of the Letter, whichever is sooner, by either: i) the payment of a one time sum of **** ($****), or ii) (a) providing a written plan regarding **** commercialization of a **** Product that is acceptable to Biolase, the acceptability of which shall not be unreasonably withheld or delayed, (b) providing notice of its intent to pay Biolase a sum of **** ($****) within **** of the end of each **** time period beginning upon satisfaction of the requirements of “(ii)” of this P&G’s Option To Add The **** Field of Use To the Primary P&G Field Of Use Section (each payment a “**** Payment”), until the **** distribution of a **** Product, **** of which shall be pre-paid royalties (**** credited against any Royalty Payment then owed) and (c) providing notice of its agreement to pay a royalty rate of ****, in lieu of the **** royalty rate, on **** Products in accordance with the royalty section of this Term Sheet. A written plan shall be considered reasonably acceptable, but reasonable acceptability is not limited to, if the written plan can be implemented within a commercially reasonable period of time, and it includes the planned commercial launch of a product in at least one of the United States, Canada, or all or a portion of Western or Eastern Europe. In the event that P&G exercises its option to add the **** Field of Use to the Primary P&G Field of Use, then the **** Field of Use shall be treated as if originally included within the exclusive rights and obligations from Biolase to P&G under the Definitive Agreement(s). If P&G does not exercise its option within the time period specified, the option will expire, and the **** Field of Use will be part of the Biolase Retained Field.

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Maintenance and Prosecution Of Biolase Patents	Upon execution of the Definitive Agreement(s), P&G will have the right, but not the obligation, to have sole responsibility and decision making authority for the preparation, filing (including the filing of continuations, continuations-in-part, divisionals, reissues, and reexaminations of the Biolase Patents listed in Appendix A), prosecution, and maintenance of the licensed Biolase Patents listed in Appendix A (and Appendix B, if P&G exercises its option to add the **** Field of Use to the Primary P&G Field of Use) within P&G Fields of Use, and will pay all costs associated therewith. Biolase will cooperate with P&G so that P&G can assume responsibility for these activities as soon as possible after execution of the Definitive Agreement(s). In the event that P&G decides not to file, prosecute, or maintain a Biolase Patent in any particular country (including the United States), Biolase may elect to pay the full cost of filing, prosecution, and maintenance of that application or patent itself. In the event P&G elects not to prosecute a Biolase Patent, it will provide Biolase with **** written notice of such decision. P&G’s written notice will be done in a good faith manner which reasonably provides Biolase with the opportunity to continue with prosecution.

Infringement Within the P&G Fields of Use	As exclusive licensee, P&G shall have sole decision making authority regarding enforcement of the Biolase Patents listed in Appendix A (and Appendix B, if P&G exercises its option to add the **** Field of Use to the Primary P&G Field of Use Option) within the P&G Fields of Use, and P&G shall have the right, but not the obligation, to file, prosecute and settle any such claims at its sole discretion. P&G shall retain any proceeds paid by a third party as a result of the enforcement of the Biolase Patents within the P&G Fields of Use. Biolase agrees to cooperate with P&G with the enforcement of any claim within the P&G Fields of Use and agrees to join, at P&G’s expense, any such action as a party plaintiff to the extent required by law.

Biolase Retained Field	A. Biolase shall retain the exclusive right to make, have made, use, import, export, sell, have sold, and offer for sale products that are: (a) currently marketed by Biolase;

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and (b) ****. Biolase shall also retain all rights to the Biolase IP and Biolase Technology that are outside the P&G Fields of Use. Biolase shall also retain and acquire all rights to products that are declined by P&G or revert to Biolase as provided herein.

B.     The Biolase Retained Field will be any and all fields of use which are primarily administered by a ****:

(i)          ****; and

(ii)        ****.

C.     The Biolase Retained Field also includes the following products, methods, applications and services ****. For the earlier of **** from the signing of the Definitive Agreement or **** from the signing of the Letter, Biolase will offer P&G the right of first refusal to develop consumer products within the following categories:

(i)          ****;

(ii)        ****;

(iii)       ****;

(iv)       ****;

(v)         ****;

(vi)       ****;

(vii)      ****; and

(viii)     ****.

The Biolase Retained Field is applicable to products and methods for ****.

For the avoidance of doubt, uses within the P&G Primary Field of Use that relate to “(ii)”, “(iii)”, “(iv)”, “(v)”, “(vi)”, and “(vii)” are not part of the Biolase Retained Field.

For the avoidance of doubt, the Biolase Retained Field includes the Waterlase, the Waterlase MD, the DioLase Plus, the LaserSmile, the Occulase, all related consumables, accessories and related products, methods and all future generations and product line extensions of the aforementioned products.

The Biolase Retained Field excludes the Primary P&G Field of Use.

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Products

Products shall mean any method, system, product, device or machine (or component thereof), accessory, consumable, composition, compound, ingredient, application, formulation, material, or combinations thereof in the P&G Fields of Use and which, but for the right and license granted herein, would infringe or cause the inducement of an infringement or contribute to the infringement of any valid and enforceable Biolase IP. For the avoidance of doubt, any accessory, component, consumable, or **** composition that would contribute to or induce the infringement of valid and enforceable Biolase IP shall be considered a Product hereunder.

For example, if a valid and enforceable granted patent claim covers **** induces or contributes to the infringement of the granted, valid and enforceable patent claim. For example, if a valid and enforceable granted patent claim covers ****.

However, if the valid and enforceable granted patent claim covers ****. For example, if the valid and enforceable granted patent claim covers ****.

Reversion of Certain Rights

Unless otherwise agreed to between the Parties:

If, after **** from the signing of the Definitive Agreement(s) or within **** from the effective date of the Letter, whichever is sooner, P&G has not (i) initiated development of, or (ii) provided a plan to Biolase to develop

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(either itself or via a licensee or via some other relationship with a third party) products utilizing Biolase IP or Biolase Technology in one or more of the P&G consumer product business categories included within the P&G Fields of Use (excluding the Primary P&G Field), then Biolase may terminate P&G’s exclusive license to Biolase IP and Biolase Technology in those P&G consumer product business categories as follows: Biolase may provide P&G with notice of its intent to terminate such exclusive license and if P&G fails to provide Biolase with a plan to initiate development within **** of such notice from Biolase, P&G’s exclusive license in the identified consumer product business category(ies) (excluding the Primary P&G Field) will be terminated and removed from P&G’s Field of Use.

In the event P&G satisfies the requirements of “(i)” or “(ii)” of this Reversion of Certain Rights Section, P&G will retain said Biolase IP and Biolase Technology for ****. However, if after ****, P&G does not implement a **** commercial distribution related to said Biolase IP and Biolase Technology, but is actively developing or attempting to commercialize, P&G, in its sole discretion, may (a) pay Biolase a sum of **** ($****) within **** of the end of each **** time period beginning upon satisfaction of the requirements of “(i)” or “(ii)” of this Reversion of Certain Rights Section (each payment a “Secondary **** Payment”), **** of which shall be pre-paid royalties (**** credited against any Royalty Payment then owed) or (b) allow said Biolase IP and Biolase Technology to revert to Biolase, and owe nothing further to Biolase for said Biolase IP and Biolase Technology.

For the sake of clarity, P&G’s exclusive rights in the Primary P&G Field of Use are not subject to reversion to Biolase. Plan to be reasonably acceptable to both parties; neither party can unreasonably reject the plan. A written plan shall be considered reasonably acceptable, but reasonable acceptability is not limited to, if the written plan can be implemented within a commercially reasonable time period, and it includes the planned commercial launch of a product in at least one of the United States, Canada, or all or a portion of Western or Eastern Europe.

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PART II

P&G – BIOLASE CONSULTATION IN DEVELOPMENT OF PRODUCTS AND P&G

PAYMENT OBLIGATIONS

Consultation and Other Services

The Parties have agreed that Biolase Technology and R&D capabilities may be useful to P&G in the development of products. After execution of the Definitive Agreement(s) and following a reasonable written request(s) from P&G, Biolase shall share or transfer relevant aspects of the Biolase Technology in the Primary P&G Field of Use to P&G and will reasonably make available to P&G for consultation those Biolase employees with substantive knowledge regarding the application of Biolase Technology in the P&G Fields of Use. P&G and Biolase agree to develop a procedure that is not overly burdensome for Biolase to effectuate the sharing of Biolase Technology in the event P&G provides Biolase with a reasonable written request hereunder.

In the event that such consultation leads P&G to determine that direct involvement of Biolase employees and R&D resources will be beneficial to the development of products using the Biolase Technology, P&G and Biolase may also enter into a joint development agreement (a “JDA”), or other agreement, pursuant to which Biolase shall provide P&G with the specified testing, research, development, prototyping, production, manufacturing services or other assistance requested by P&G, to test, develop, produce and manufacture prototype Products and such other products using the Biolase Technology as P&G may request (the “Services”). Unless mutually agreed otherwise by the Parties, the maximum cost of Services provided to P&G by Biolase shall not exceed $****.

The parties will meet at least annually to review progress on specific development projects within the P&G Fields of Use.

Decision Making	Within the Primary P&G Field of Use (including the **** Field of Use if P&G exercises its option to add the **** Field of Use to the Primary P&G Field of Use) and categories in the P&G Fields of Use that have not reverted back to Biolase, P&G shall have the full and unrestricted right to make any and all decisions, in its sole discretion, surrounding its use of any Biolase Technology and/or Biolase IP, including, without limitation, the development, testing, marketing, manufacture, sourcing, packaging, sale, distribution, marketing and pricing of any products

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whatsoever in the P&G Fields of Use, as well as whether or not to launch, market, promote, distribute and sell, or continue to sell, any product whatsoever. In addition, P&G shall remain free to work with, contract with, subcontract with, conduct research and development with, or work for any third party and other third party researchers, developers, manufacturers, suppliers, etc. regarding any products, subject to all confidentiality obligations owed to Biolase.

P&G Payment Obligations	In consideration for the licenses and rights granted to P&G by Biolase, P&G will make the following additional nonrefundable payments to Biolase for Products. For the avoidance of doubt, no royalty shall be due for a product (e.g., a ****) **** would not infringe, or induce or contribute to the infringement of, a valid and enforceable claim of a Biolase Patent. In the event the ****, then the royalty rate shall apply to only that portion of the net outside sale attributable to the Product. For example, if a valid and enforceable granted patent claim covers ****.

Quarterly Payments to Biolase Until Shipment Of First Product	P&G shall pay Biolase a sum of two hundred fifty thousand dollars ($250,000 USD) within **** of the end of each three (3) month time period beginning upon the signing of the Definitive Agreement(s) or within **** of the end of each three (3) month time period beginning upon the effective date of the Letter, whichever is sooner (each payment a “Quarterly Payment”), until the **** distribution of the First Product. For clarity, the first Quarterly Payment shall be due **** after the signing of the Definitive Agreement(s) or within **** after the effective date of the Letter, whichever is sooner. . **** of each Quarterly Payment is payment for Services provided by Biolase to P&G. **** of each Quarterly Payment shall be pre-paid royalties (fully credited against any Royalty Payment then owed), or future Royalty Payments, for any Product designated by P&G. Payments made under this paragraph are non-refundable.

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First Product Shipment Payment	P&G shall pay a one time payment in the amount of **** ($****), (the “First Product Shipment Payment”) within **** of when a first Product covered by one or more valid and enforceable claims of a Biolase Patent (the “First Product”) is first shipped for **** distribution in the United States. Payments made under this paragraph are non-refundable. For the sake of clarity, Biolase shall be entitled to only one First Product Shipment Payment and under no circumstance shall there be another First Product Shipment Payment.

Second Product Shipment Payment

P&G shall pay a one time payment in the amount of **** ($****), (the “Second Product Shipment Payment”) within **** of when a second Product covered by one or more valid and enforceable claims of a Biolase Patent (the “Second Product”) is first shipped for **** distribution in the United States. The Second Product Shipment Payment shall be **** credited against any Royalty Payments owed to Biolase by P&G for the Second Product hereunder.

The Second Product shall not include cosmetic changes or minor improvements (refreshes) which do not fundamentally change the benefit delivered by the First Product. The Second Product is one that is largely unique and different from the First Product. Payments made under this paragraph are non-refundable.

For the sake of clarity, Biolase shall be entitled to only one Second Product Shipment Payment and under no circumstance shall there be another Second Product Shipment Payment.

For the sake a clarity and to serve as an example, if a First Product is a ****, the Second Product may or may not be a ****. Further, if a First Product is a **** and a second Product is a ****, the **** will be a Second Product.

Royalty on Product Sales	P&G will make royalty payments (the “Royalty Payments”) to Biolase after commercial launch of Product(s) based on Net Outside Sales of such Product(s). Net Outside Sales (NOS) for such Product(s) will be defined and calculated by P&G in the same fashion as it calculates NOS for its other products. Net Outside Sales means gross sales of Products to customers (i.e., list price multiplied by total units shipped) less all insurance, duties and sales or value added tax actually paid by P&G and less all consumer and trade discounts and allowances, including, without limitation,

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quantity discounts, returns, listing fees, free goods, contests and offers, cash discounts and all other payments to consumers and trade. All deductions to sales of Product will be specific to Product sales activity.

The royalty rate shall be **** if the Product is in **** product category ****. For the avoidance of doubt, a **** shall be considered **** product category ****. The royalty rate shall be **** if the Product is in **** product category ****. **** does not dictate a **** royalty. Further, using **** does not dictate a **** royalty. For the avoidance of doubt, assuming that P&G ****, ****, then a **** that **** would be considered a product ****.

Royalties shall be paid on a **** basis from the date of first commercial sale of Product in such ****. No Royalty Payment will be due on Products sold in **** wherein no Biolase Patent exists.

To the extent that P&G would have owed royalties for a Product under this Agreement, sub-licenses from P&G to third parties will bear the same royalty rate as if P&G had made the sale. Thus, P&G agrees that the net effect of the sub-license to third parties shall not deprive Biolase of royalty payments.

In the event P&G enters any agreement, or transaction whereby royalties to Biolase are reduced or eliminated, then a fair value for same is to be computed and paid to Biolase. For example if a cross license is entered by P&G, to settle litigation, or avoid litigation, or allow another party to sell or manufacture a product, whereby a royalty or past damages would have been due to Biolase, then the amount which would have been due would be computed and paid to Biolase.

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Non-Compete

Subject to the last paragraph of this Non-Compete Section, Biolase by itself or through third parties shall not directly or indirectly enter into the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of any compounds, materials, or products in the P&G Fields of Use, including the Primary P&G Field of Use, and the **** Field (if P&G exercises its option) by: (i) developing, prototyping, conducting research on, manufacturing, supplying, marketing, selling or distributing any such products or products competing with such products to any third party other than P&G; (ii) licensing any intellectual property to any third party other than P&G for use in connection with the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization any such compounds, materials, or products; (iii) consulting with, supplying compounds, materials, or products to, cooperating with or providing services to, any third party other than P&G with respect to the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of any such compounds, materials, or products; or (iv) investing in any third party, that engages in the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of such products, (collectively, the “Restricted Business”); provided, however, that this restriction shall not apply to Biolase directly acquiring a non-controlling ownership interest of less than fifty percent (50%) of the equity of a public or private company that engages in a Restricted Business if Biolase acquires such equity stake in such company primarily in exchange for obtaining rights (either via an outright assignment or a license) access to technology owned by such company and that is unrelated to the Restricted Business and such company’s market cap does not exceed **** ($****). In addition, Biolase may acquire a less than **** equity stake in any publicly traded or private company that derives less than **** of its revenues from the Restricted Business.

The time periods of this Non-Compete Section shall apply to and be effective for/during the time period that P&G has license rights, or options thereto (excluding the categories which revert back to Biolase). The terms of this Section

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shall not apply to (i) categories which have reverted back to Biolase from the P&G Fields of Use, (ii)
the **** Field in the event that P&G does not exercise its option, and (iii) the Biolase Retained Field.

Public Announcements	Any public announcement relating to this Letter, the Definitive Agreement(s), or the proposed Transaction shall be mutually and reasonably agreed upon, including content and timing, and, if desired by P&G, jointly released by the Parties, and as reasonably required by law. The decision as to what is reasonably required by law shall also be jointly made by the parties. An example of an acceptable form of public announcement is attached hereto as Exhibit B.

Term	Unless otherwise terminated, the Definitive Agreement(s) shall be effective up to and including the date of expiration of the last to expire Biolase Patent.

Termination and Effect

P&G may, in its sole discretion, terminate the Definitive Agreement(s) for an Uncured Material Breach by Biolase, including Biolase’s breach of the Representations and Warranties, and shall give Biolase **** notice of such termination. In the event P&G terminates the Definitive Agreement(s) for an Uncured Material Breach by Biolase, P&G may elect that Biolase shall refund all payments made by P&G to Biolase insofar as they specifically pertain to the Uncured Material Breach for the term including the **** preceding and up to the time of the Uncured Material Breach. Said refund shall include, but is not limited to, milestone payments, royalty payments, quarterly payments, and the Payment made under the Letter. However, if Biolase commits to an Uncured Material Breach, P&G may alternatively elect to retain its exclusive license(s) without the obligation to pay First or Second Shipment Payment(s), Quarterly Payments, milestones, royalties, or any other monies whatsoever, however, if P&G retains its exclusive license(s), it will not be entitled to a refund of monies previously paid.

Biolase may, in its sole discretion, terminate the Definitive Agreement(s) for an Uncured Material Breach by P&G.

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Conversion of P&G’s Exclusive License to a Non-Exclusive License	Excluding the **** Field of Use, P&G may, in its sole discretion, convert, at any time after **** from the effective date of the Definitive Agreement(s), its exclusive license(s) to non-exclusive license(s), in which case P&G will no longer be obligated to pay the First or Second Shipment Payment(s), Quarterly Payments, and First and Second Product Shipment Payments, however, P&G will not be entitled to a refund of any payments previously paid. In the event the exclusive license is converted to a non-exclusive license, the royalty rates shall ****. However, if Biolase enters into a nonexclusive license with a 3rd party at more favorable terms than that granted to P&G, P&G shall be offered the opportunity to receive the same terms. For example, if Biolase grants to a 3rd party rights at a lower royalty rate than that applicable to P&G, P&G shall be offered the opportunity to convert its royalty rate to the lower royalty rate granted to such 3rd party with such lower rate to take effect upon execution of such 3rd Party agreement.

Dispute Resolution

P&G and Biolase will attempt to settle any claim, controversy or deadlock, including alleged material breaches, through consultation and negotiation in good faith and a spirit of mutual cooperation, including involvement of senior management in resolving the dispute, claim, or controversy. In the event the Parties cannot resolve their dispute within ****, or such other time as mutually agreed to by the Parties, the Parties agree to submit to binding arbitration that will be governed by the rules and procedures of the American Arbitration Association, with the requirement that the decision being issued by a written decision and opinion signed by an independent three-person panel. In the event, the arbitration involves a material breach of the Definitive Agreements, the alleged breach shall become a Material Breach upon a decision by the arbitration panel that a material breach has occurred.

A breaching party shall have **** to cure a Material Breach of the Definitive Agreements. If the Material Breach is not cured within ****, it shall become an Uncured Material Breach.

If the binding arbitration involves a patent issue, a majority of the arbiters will be licensed patent attorneys.

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Assignment	The Definitive Agreement(s), and the rights and obligations thereunder, may not be assigned or otherwise transferred by either Party to a Third Party, except as authorized in writing by the other Party, except that P&G may assign the rights and obligations under the Definitive Agreement(s), in whole or in part, to an Affiliate of P&G or to a third party in the event P&G is divesting to a third party a portion or its entire business associated with one or more Products.

The terms of the final Definitive Agreements will include standard representations and warranties and indemnification provisions, as well as other miscellaneous standard contract terms. It is the intent of P&G to indemnify Biolase for product liability to the extent that Biolase is a passive licensor and is not involved with manufacture, distribution, or sale of Product(s). To the extent that Biolase manufactures, sells or distributes Products, it is not P&G’s intent to indemnify Biolase, however, P&G may consider providing such indemnification of Biolase. Additional indemnification provisions will be negotiated as part of the Definitive Agreement(s).

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APPENDIX A:

Biolase Patents

U.S. patent and application publication nos. **** and any parent applications, continuations, continuations-in-part, divisionals, re-exams, reissues, and any foreign equivalents thereof.

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APPENDIX B:

Biolase **** Patents

U.S. patent and application publication nos. **** and any parent applications, continuations, continuations-in-part, divisionals, re-exams, reissues, and any foreign equivalents thereof, and any other patent or patent application related to the **** Field.

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****	Certain confidential information contained in this document, marked with 4 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.